UNITED STATES SECURITIES AND E CHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K

                        CURRENT REPORT

            Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

              Date of Report:  February 17, 1998



                         MEDPLUS, INC.
 (Exact name of registrant as specified in its charter)

             Ohio                        48-1094982
(State or other jurisdiction of     (I.R.S. Employer
incorporation or organization)     Identification No.)


          8805 Governor's Hill Drive, Suite 100
                 Cincinnati, OH  45249
       (Address of principal executive offices)

                   (513) 583-0500
   (Registrant's telephone number, including area code)


                           N/A
         (Former name or former address, if changed
                     since last report)



Item 5. Other Events. On February 11, 1998, MedPlus, Inc. announced that it had exercised its option to purchase additional shares of the common stock of DiaLogos, Inc., a Cincinnati-based provider of distributed systems training and technology, and that MedPlus now owns 57% of DiaLogos. MedPlus paid approximately $1,243,000 for its ownership interest in DiaLogos by converting advances made to DiaLogos over the past eighteen months pursuant to a Letter of Agreement entered into by and between the Company and DiaLogos in July, 1996, as amended. The option was exercised on January 30, 1998.

Item 7.  Financial Statements and Exhibits

(c)  Exhibits

99.1  Press release dated February 11, 1998.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 MEDPLUS, INC.



Date: December 19, 1997         By:/s/ Daniel A. Silber
                                   Daniel A. Silber,
                                   Chief Financial Officer

Exhibit 99.1

News Update
FOR IMMEDIATE RELEASE                CONTACT: Philip S. Present II
                                           Chief Operating Officer
     MedPlus, Inc.
   (513) 583-0500


            MEDPLUS ACQUIRES ADDITIONAL 54 PERCENT OF
                  DIALOGOS, INC. COMMON STOCK

CINCINNATI, OH, FEBRUARY 11, 1998 - MedPlus, Inc. (NASDAQ: MEDP) today announced that it has exercised its option to purchase additional shares of the common stock of DiaLogos, Inc., a Cincinnati-based provider of distributed systems training and technology. MedPlus now owns 57% of DiaLogos, for which it has paid approximately $1,243,000 by funding the operations of that entity over the past eighteen months. The remaining 43 percent interest in DiaLogos is owned by officers or directors of either MedPlus or DiaLogos.

Established in 1996, DiaLogos is a growing software company with an emphasis on developing and delivering distributed systems intelligence to various industries through training, mentoring and collaborative teamwork. CORBA and Java technologies form the foundation of the DiaLogos portfolio, designed to bring portability, ease of legacy asset integration, and interoperability across heterogeneous systems.

DiaLogos has delivered technology education for Fortune 200 companies in fields such as electronic commerce and manufacturing. The Company also works with the educational heads of companies to define and deliver training to craft CORBA- and Java-based solutions. To address the growing needs of the health care industry, DiaLogos has formed a health care information technology division. This division is currently developing a solution which provides enterprise-wide Web access to disparate legacy systems. The technology prototype, which features Global Distributed Registration, will be demonstrated in the MedPlus booth 417 at the Healthcare Information Systems Society (HIMSS) show, February 22 - 26 in Orlando.

"Our clients tell us they need enterprise-wide solutions that will help leverage their investment in legacy information systems while providing capabilities to compete more efficiently," said Richard
A. Mahoney, president and CEO of MedPlus, Inc. "With DiaLogos' expertise and experience in distributed technologies, we will be able to provide such solutions, which we believe answer the most critical information technology needs in the health care industry today."

MedPlus is a Cincinnati-based company that develops, sells and supports software and system solutions to address the needs of health care organizations. Offerings include electronic patient record systems, document archival and retrieval systems, object oriented workflow and document management systems and hospital, regional reference laboratory and physician office productivity consulting.

MedPlus notes that some of the statements made herein are forward-looking statements. As such, factors may occur which could cause actual events to differ materially from those anticipated in this statement. For example, although MedPlus hopes that with DiaLogos' expertise and experience in distributed technologies, MedPlus will be able to provide its customers with enterprise-wide solutions that will help leverage their investment in legacy information systems while providing capabilities to compete more efficiently such solutions, there is no guarantee that such solutions will be available in a timely manner.

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